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Exhibit 23.11

[Letterhead of WLR Consulting, Inc.]

CONSENT OF WLR CONSULTING, INC.

        The undersigned, WLR Consulting, Inc., hereby states as follows:

        Our firm assisted with a review, completed in 2005 (the "2005 Review") of mine design and of a feasibility study, concerning the Paredones Amarillos property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study" in this Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2005 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

WLR Consulting, Inc.
	By:	/s/ WILLIAM L. ROSE Name: William L. Rose Title: President
Date: March 12, 2007

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CONSENT OF WLR CONSULTING, INC.